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                                                                     EXHIBIT 21



LSB Bancshares, Inc. P.O. Box 667, Lexington, North Carolina 27293-0867


SUBSIDIARIES

                                  State of
Name                            Incorporation
----                            -------------
Lexington State Bank            North Carolina
(100% owned by LSB
Bancshares, Inc.)

LSB Financial Services, Inc.    North Carolina
(100% owned by Lexington
State Bank)

Peoples Finance Company         North Carolina
of Lexington, Inc.
(100% owned by Lexington
State Bank)